Exhibit 10.23

DraftKings Inc.

2012 STOCK OPTION & RESTRICTED STOCK INCENTIVE PLAN

1.	Purpose & Eligibility

The purpose of this 2012 Stock Option & Restricted Stock Incentive Plan (the “Plan") of DraftKings Inc. (the “Company”) is to provide incentive and nonqualified stock options, shares of restricted stock, stock issuances and other equity interests or awards in the Company, for shares of Common Stock of the Company (each, an “Award”) to employees, officers, directors (including directors who are not an employee or officer of the Company, “Non- Employee Directors”), consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant.”

2.	Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority to construe, determine and interpret the respective option agreement, Awards and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, to determine the terms and provisions of the respective option agreements and Awards, which need not be identical, to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan or in any option agreement or Award in the manner and to the extent it shall deem expedient to implement the Plan, any option agreement or Award and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

The Board shall have the full and final power and authority, in its discretion, without the need for shareholders approval, unless such approval is required to comply with applicable laws: to determine the persons to whom, and the time or times at which, Options shall be granted and to grant the Options; to designate Options as Incentive Stock Options or Non-Qualified Stock Options; to determine the Fair Market Value of the Common Stock or other property; to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any Common Stock issued upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or the Common Stock issued upon the exercise thereof, including by the withholding or delivery of Common Stock, (iv) the timing, terms and conditions of the exercisability of the Option and the vesting schedule thereof, (v) the time of the expiration of the Option, and (vi) all other terms, conditions and restrictions applicable to the Options not inconsistent with the terms of the Plan; to prescribe the form or forms of the instruments evidencing Awards granted under the Plan; to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Awards; to accelerate, continue, extend or defer the exercisability of any Awards or the vesting schedule thereof, including with respect to the period following a participant’s termination of employment or engagement; to change, amend, modify, the exercise price of any Option, to re-price Options, including following their grant; to grant to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the exercise price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan; to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

b. Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). Such Committee shall be composed of at least two (2) members, and such members shall be Non-Employee Directors. All references in the Plan to the “Board” shall mean such Committee or the Board.

c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine; provided, however, that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such officer or officers. All such Awards shall be documented in the same manner and fashion as Awards made by the Board. The Board may, by a resolution adopted by the board, authorize one or more officers of the corporation to do one or both of the following: (i) designate officers, employees, advisors and/or consultants of the Company or of any of its subsidiaries to be recipients of Awards created by the Company and (ii) determine the number of such Awards to be received by such officers, employees, advisors and/or consultants; provided, however, that the resolution so authorizing such persons shall specify the maximum number of Awards such persons may so award. The Board may not authorize an officer to designate himself or herself as a recipient of any such Awards.

The Board shall be authorized to (i) delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (ii) delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (iii) engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to banks, insurance companies, brokerage firms and consultants.

d. Applicability of Rule 16b-3. Those provisions of the Plan that expressly refer to Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 (the “Exchange Act”) or, any successor rules (“Rule 16b-3”) or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

e. Grant of Options to Directors and Officers. If the Company is a reporting company under the Exchange Act, the selection of a director or an officer (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a Participant, the timing of the grant of the Award, the exercise price or sale price of the Award and the number of shares for which an Award may be granted to such director or officer shall be determined either (i) by the Board, of which all members shall be “disinterested persons” (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which all members shall be “disinterested persons.” For the purposes of the Plan, a director shall be deemed to be “disinterested” only if such person qualifies as a “disinterested person” within the meaning of Rule 16b-3 of the Exchange Act, as such terms are interpreted from time to time.

f. Liability and Indemnification. The Board, the Committee, their members and any person designated above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or Bylaws (or other incorporation documents) of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Options granted to him or her under this Plan.

3.	Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 53,565 shares of Common Stock. If any Award expires or lapses, or is terminated, repurchased, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject to the limitations set forth herein. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company (including a surrender or forfeiture of shares to satisfy any applicable tax withholding obligation), such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to adjustment under Section 3(b), no Participant may be granted Awards to purchase, over the ten-year term of this Plan, more than an aggregate of 50% of the shares of Common Stock available under this Plan.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(b) shall not be applicable.

4.	Stock Options

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.” The Board shall establish the exercise price at the time each option is granted and specify it in the applicable agreement evidencing the grant of the option. The option price per share of Common Stock, with respect to which each Incentive Stock Option is granted, shall not be less than the Fair Market Value per share at the time the option is granted. No employee who owns or is deemed to own more than 10% of the voting power of all classes of the issued and outstanding stock of the Company or any Subsidiary (excluding Common Stock subject to the proposed Option and Common Stock subject to Options previously granted but not yet exercised in full) shall be eligible for an Incentive Stock Option grant under the Plan unless (a) the exercise price is equal to at least 110% of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock subject to the Incentive Stock Option and (b) the Incentive Stock Option is not exercisable more than five years from the date it is granted.

c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant). To the extent that any such Incentive Stock Options exceed the $100,000 limitation, such Options shall be deemed to be Nonstatutory Stock Options.

d. Exercise Price; Duration; Exercise Mechanics. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement. Such Option shall be granted at not less than Fair Market Value if it is an incentive stock option (or 110% of Fair market value if the incentive stock option is granted to any stockholder who owns beneficially more than 10% of the voting power of all classes of the issued and outstanding stock of the Company). Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. Options may be exercised only by delivery to the Company, or to such representative as the Company shall designate, by the proper person of a notice of exercise, in writing or by electronic transmission, together with payment in full as specified in Section 4(e) or the option agreement for the number of shares for which the Option is exercised. Any Option must be exercised within three (3) months following termination of the relationship with the Company, except as otherwise set forth in any applicable Option. An Incentive Stock Option maybe permitted by its terms to be exercised after three (3) months following the termination of a Participant’s employment with the Company (or twelve (12) months in the case of termination due to death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended)), but if so exercised, the Option shall be treated for tax and accounting purposes as a Nonstatutory Stock Option. Nonqualified stock options may be granted at less than Fair Market Value only if the Board of Directors has reviewed and approved in advance any adverse accounting consequences which may be incurred by the Company associated with the grant.

e. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i) by check or other good funds payable to the Company;

(ii) if the Common Stock is then publicly traded, to the extent permitted by applicable law and except as otherwise explicitly provided in the applicable option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price of the underlying Option being exercised, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii) to the extent explicitly provided in the applicable option agreement by (a) delivery of shares of Common Stock owned by the Participant (such shares not having been acquired within the prior six months by the Participant pursuant to an Option exercise) valued at Fair Market Value or (b) payment of such other lawful consideration as the Board may determine. The fair market value of any other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board. Fair Market Value shall be determined by the Board, using the guidelines set forth in Section 11(a)(iv).

f. Additional Option Provisions. The Board may, in its sole discretion, include additional provisions in any Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to transfer other property to optionees upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

g. Acceleration, Extension. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular options or Awards granted under the Plan may be exercised or (ii) extend the dates during which all or any particular options or Awards granted under the Plan may be exercised.

5.	Restricted Stock

a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.	Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, and the grant of stock appreciation rights, bonus stock, phantom stock awards or stock units.

7.	General Provisions Applicable to Awards

a. Transferability of Awards; Right of First Refusal; Unvested Restricted Stock Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that only Nonstatutory Options may be transferred to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant, and subject to the prior written consent of the Board. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(i) Right of First Refusal. If the Participant desires to transfer all or any part of any Common Stock issued upon exercise of Options or Restricted Stock Awards (the “Offered Shares”) to any person other than the Company (an “Offeror”), the Participant shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth the Participant’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Offered Shares specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter- notice to the Participant. If the Company elects to purchase any or all of such Offered Shares, it shall be obligated to purchase, and the Participant shall be obligated to sell to the Company, such Offered Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

Notwithstanding the provisions of this Section 7, a Participant may transfer the vested portion of any shares of Common Stock to any trust, estate planning vehicle, family members (including spouse and lineal descendents) as long as such persons agree in writing to comply with all the provisions of this Plan and any Agreement pursuant to which an Award was granted.

(ii) Sale of Offered Shares to Offeror. The Participant may, for 60 days after the expiration of the period as set forth in paragraph (a)(i) above, sell to the Offeror, pursuant to the terms of the Offer, any or all of such Offered Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Participant shall not sell such Offered Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Participant, within 30 days of its receipt of the Option Notice, stating that the Participant shall not sell his or her Offered Shares to such Offeror; and provided, further, that prior to the sale of such Offered Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section and any other terms to which the Offered Shares may then be subject. If any or all of such Offered Shares are not sold pursuant to an Offer within the time permitted above, the unsold Offered Shares shall remain subject to the terms of this Section.

(iii) Failure to Deliver Offered Shares. If the Participant fails or refuses to deliver on a timely basis duly endorsed certificates representing Offered Shares to be sold to the Company or its assignee pursuant to this Section, the Company shall have the right to deposit the purchase price for such Offered Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant, whereupon such Offered Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Participant. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Participant shall thereafter look only to the Company for payment.

(iv) Expiration of Company’s Right of First Refusal. The first refusal rights of the Company set forth in this Section shall expire as to Offered Shares on the earliest to occur of (i) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or (ii) the consummation of an Acquisition.

(v) Unvested Restricted Stock Awards. Within one hundred eighty (180) days of the termination of employment for any reason of a Participant who holds Restricted Stock Awards, the Company shall have the right to purchase any and all shares of unvested Restricted Stock Awards at the lower of cost or Fair Market Value (as defined in Section 11(a)(iv)) from any such Participant.

b.    Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

c. Additional Award Provisions. To the extent permitted by applicable law, the Board may, in its sole discretion, include additional provisions in any Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guarantee loans, to transfer other property to a Participant upon the exercise of an Award, or such other provisions as shall be determined by the Board; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options; provided, however, that if a Non-Employee Director shall cease to be a member of the Board for any reason other than “For Cause” termination as defined in Section 9(b) of this Plan, the Option granted to the Non-Employee Director shall remain exercisable (to the extent such Option was exercisable on the date the Non-Employee Director ceased to be a member of the Board) until the earlier of (i) five (5) years after termination of status as a member of the Board or (ii) expiration of such Option in accordance with this Plan or the option agreement. In the event that a Participant changes the capacity of his engagement with the Company or an Affiliate (i.e. ceases to be an employee but becomes a consultant or a director, or vice versa) the Board, in its sole and absolute discretion, may determine that no termination of employment or engagement shall be deemed to occur until such time as such Participant is no longer a director or an employee or a consultant.

e. Acquisition of the Company; Consequences of an Acquisition.

(i) Treatment of Acquisition. Unless otherwise expressly provided in the applicable Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition (net of the exercise price), (b) shares of stock of the surviving or acquiring corporation, or (c) such other securities or consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition.

Notwithstanding the foregoing, and in addition to or in lieu of thereof, the Board may, on the same basis or on different bases as the Board shall specify, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for cash payment), the Board may (in its sole discretion) also accelerate in full the exercisability of the portion that is to be terminated. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Award pursuant to this Section 7(e)(i). The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

Notwithstanding the provisions of this Section 7(e), unless otherwise provided in any particular Award, immediately prior to and conditioned upon the consummation of an Acquisition, (i) the remaining unvested portion of any Award held by a Non-Employee Director shall become vested and exercisable by such Non-Employee Director, and (ii) the vesting provisions of all Awards held by a Participant who is not a Non-Employee Director shall become accelerated by 50% of the remaining unvested portion of the Option (and the 50% component which shall become vested shall be from the latter installments of the Options or Awards, that is, from last installments of such Options or Awards). Thereafter, the remaining Options or Awards held by the Participant to the extent not vested shall vest at the same rate (i.e. the same time schedule and the same amounts) as would have vested if such an Acquisition had not been consummated, and such vesting shall continue until all such Options and/or Awards become vested. If any Participant who is not a Non-Employee Director is terminated without Cause within twelve (12) months following the consummation of an Acquisition, then the remaining unvested portion of such Participant’s Option or Award shall become vested and immediately exercisable upon the effective date of any such termination.

Notwithstanding anything in this Plan to the contrary, as to any Participant, the remaining unvested portion of any Option or Award held by such Participant may also become vested and exercisable in the event of an Acquisition, if the acceleration of such vesting is otherwise set forth in any employment offer letter, employment agreement or other agreement with such person (unless otherwise superseded by an option agreement or other agreement under which an Award granted under this Plan), or is otherwise set forth in any option agreement or other agreement which provides for the grant of additional Awards to a Participant following commencement of employment, or is otherwise expressly set forth by a resolution of the Board.

(ii) Acquisition Defined. An “Acquisition” shall mean: (a) any merger, business combination, consolidation or purchase of outstanding capital stock of the Company in a business combination after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event (other than as a result of a financing transaction); (b) any sale of all or substantially all of the capital stock or assets of the Company (other than in a spin-off or similar transaction); or (c) any other form of business combination or acquisition of the business of the Company in which the Company is the target of the acquisition, as determined by the Board, whose determination shall be conclusive.

(iii) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other option holders of another corporation in connection with a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Board may direct that the substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3.

f. Parachute Payments and Parachute Awards. The Company may take reasonable and appropriate actions in its sole discretion to minimize (or eliminate to the extent possible) the impact of any potential excise taxes under Section 4999 of the Code or any similar provision. Without limiting the generality of the foregoing, the Company shall use reasonable efforts to solicit in good faith a vote of stockholders so as to comply with the provisions of the stockholder approval rules under Section 280G(b)(5)(B) of the Code.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, modifying the exercise price, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that, except as otherwise provided in Section 7(e), the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) the Participant has undertaken arrangement and satisfaction of any applicable tax withholding obligation.

i. Acceleration. The Board may at any time (including upon consummation of an Acquisition) provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock- based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 7(e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

8.	Withholding.

Prior to the issuance of any shares of Common Stock subject to an Award, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant of an award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of an Option under the Plan or the purchase or issuance of shares subject to an Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, a Participant may elect to satisfy such tax obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (ii) by delivering to the Company shares of Common Stock already owned by the Participant. The shares so withheld or delivered shall have an aggregate Fair Market Value equal to the amount of the withholding obligation. A Participant who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

9.	Company’s Right of Repurchase

a. Repurchase Option; Termination of Award. Unless otherwise set forth in any applicable Award, if, with respect to a Participant, any of the events specified in Section 9(b) below occur, then,

(i) with respect to those shares of Common Stock acquired pursuant to an Award by the Participant within the six-month period preceding the occurrence of such event, and

(ii) with respect to all shares of Common Stock acquired pursuant to an Award by the Participant after the occurrence of such event, within 12 months after the Company receives actual knowledge of the event (the “Repurchase Period”), the Company shall have the right, but not the obligation, to repurchase from the Participant, or his or her legal representative, as the case may be, all or a portion of the shares of Common Stock set forth in (i) and (ii) above, regardless of whether such Participant is then still employed or engaged by, or otherwise has a relationship with the Company (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Participant, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period.

The Company may exercise its Repurchase Option by tendering to the Participant, or his or her legal representative, or delivering to an escrow account for the benefit of the Participant, or his or legal representative, an amount equal to the price originally paid by the Participant to the Company, subject to adjustment as provided in Section 3(b), for each share of Common Stock to be repurchased by the Company hereunder. Upon timely exercise of the Repurchase Option in the manner provided in this Section 9(a), the Participant, or his or her legal representative, shall deliver to the Company the stock certificate or certificates representing the shares purchased by the Participant under this Plan, as set forth in (i) and (ii) above, and to be repurchased by the Company hereunder, duly endorsed and free and clear of any and all liens, charges and encumbrances. If the Participant shall fail to deliver such stock certificate or certificates, the Company shall be entitled to instruct its transfer agent to take such action as may be necessary to remove the requisite number of shares of Common Stock registered in the name of the Participant from the books and records of the Company. The Repurchase Option and any right of the Company to payment pursuant to Section 9 hereof shall be a right of the Company in addition to any and all other rights of the Company and remedies available to the Company, whether at law or in equity. Furthermore, upon the Company receiving actual knowledge of the occurrence of any of the events specified in Section 9(b) below, all Awards to acquire Common Stock granted to such Participant shall immediately terminate and shall thereupon not be exercisable to any extent whatsoever. The Board or, in the case of an employee that is not an executive officer, the President may waive or modify the provisions of this Section with respect to any individual Participant, with regard to the facts and circumstances of any particular situation involving a determination under this Section.

b. Triggering Events. The Company shall have the Repurchase Option in the event that any of the following events (a “For Cause” event) shall occur: (i) gross misconduct by the Participant which results in loss, damage or injury to the Company, its goodwill, business or reputation; (ii) the commission of an act of embezzlement, fraud or breach of fiduciary duty which results in loss, damage or injury to the Company, its goodwill, business or reputation; (iii) the unauthorized disclosure or misappropriation of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company; (iv) the commission of an act which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (v) the conviction of the Participant of a felony which materially interferes with such Participant’s ability to perform his or her services for the Company or which results in loss, damage or injury to the Company, its goodwill, business or reputation; (vi) the violation (or potential violation) by the Participant, in any material respect, of a non-competition, non-solicitation, non-disclosure or assignment of inventions covenant between the Participant and the Company; (vii) the engagement, whether directly or indirectly, by the Participant, during the period of his or her employment, engagement or relationship with the Company or for a period of one (1) year after the termination of his or her employment, engagement or relationship (for any reason), in a business or other commercial activity which is or may be competitive with the business being conducted by the Company at such time; (viii) the solicitation, diversion or taking away by the Participant, or the attempted solicitation, diversion or taking away by the Participant, whether directly or indirectly, during the period of his or her employment, engagement or relationship with the Company or for a period of one (1) year after the termination of his or her employment, engagement or relationship (for any reason), of any of the customers, business or prospective customers of the Company then in existence and with whom the Participant had contact or about whom the Participant gained confidential information during the Participant’s employment, engagement or relationship with the Company on behalf of a competitive enterprise (prospective customer shall mean any person or entity being solicited by the Company during the time the Participant was employed or engaged by the Company); (ix) the solicitation, recruiting or hiring by the Participant, or the attempted solicitation, recruiting, or hiring by the Participant, whether directly or indirectly, during the period of his or her employment or for a period of one (1) year after the termination of his or her employment, engagement or relationship (for any reason), engagement or relationship with the Company, of any employee of the Company; or (x) the use of controlled substances, illicit drugs, alcohol or other substances or behavior which interferes with the Participant’s ability to perform his or her services for the Company or which otherwise results in loss, damage or injury to the Company, its goodwill, business or reputation.

c. Repurchase Price. In the event that at the time the Company wishes to exercise its Repurchase Option, the Participant ceases to own a sufficient number of shares of Common Stock acquired by him or her under the Plan to satisfy the Company’s Repurchase Option, in addition to performing any obligations necessary to satisfy the Company’s exercise of its Repurchase Option of those shares of Common Stock available for repurchase, the Participant shall be required to deliver to the Company, for each share of Common Stock that is the subject of the Repurchase Option and is not available for repurchase as it has been sold or transferred, an aggregate cash amount, if positive, equal to the difference between the Fair Market Value of each share of Common Stock sold or transferred by the Participant and the price originally paid by the Participant to the Company for each such share of Common Stock so sold or transferred by the Participant, as adjusted pursuant to Section 3(b). The Fair Market Value of each share of Common Stock sold or transferred by the Participant shall be determined as of the date of such sale or transfer.

d. Optional Repurchase upon Voluntary Termination. Notwithstanding anything in this Plan to the contrary, if any Participant shall voluntarily leave the employ of the Company, or cease to perform consulting or advisory services for the Company, and such departure shall occur within twenty four (24) months of the date the any Participant receives an executed Award, the Company shall have the right, but not the obligation, to cancel up to fifty percent (50%) of the vested portion of any Award at the time of departure, or to repurchase up to fifty percent (50%) of the Option Shares previously issued to the Participant. The purchase price for this Repurchase Option shall be the lower of the Fair Market Value of the Option Share or Award or the exercise price of the Option or the issue price of the Award.

The Company may, within sixty (60) days after the departure date of the Participant, exercise its Repurchase Option under the foregoing paragraph by notifying the Participant in writing of the Company’s intention to exercise its Repurchase Option, setting out the number of Shares the Company will repurchase, the intended date of the repurchase, the purchase price for the Repurchase Option (as set forth above), and the total amount due the Participant. The Company shall tender to the Participant, or his or her legal representative, or deliver to an escrow account for the benefit of the Participant, or his or legal representative, an amount equal to the purchase price for the Repurchase Option. Upon tendering of the purchase price by good funds, all rights of the Participant in the Shares subject to the Repurchase Option shall automatically terminate and expire.

If the Participant becomes obligated to sell Shares to the Company under the Repurchase Option and fails to deliver such Shares to the Company in accordance with the terms of this paragraph, the Company may, at its option, in addition to all other remedies it may have, send to the Participant by registered mail, return receipt requested, or overnight courier service, the purchase price for such Shares, determined as specified above. Thereupon, the Company, upon written notice to the Participant, (i) shall cancel on its books the certificate or certificates representing the Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Participant representing such Shares which may remain; and thereupon all of the Participant’s rights in and to such Shares shall terminate. Upon a breach or threatened breach of the terms of this section by any Participant, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance.

10.	No Exercise of Option if Employment, Engagement or Relationship Terminated for Cause

(a) For Cause. If a Participant’s employment, engagement or relationship with the Company is terminated “For Cause,” the Award shall terminate (unless otherwise determined by the Board) on the date of such termination, and the Option shall thereupon not be exercisable to any extent whatsoever. For purposes of this Section, “For Cause” is any conduct during the term of a Participant’s employment, engagement or relationship with the Company that gives rise to the Company’s Repurchase Option, as set forth in Section 9(b) of this Plan, in each case, as determined by the Board or, in the case of employees or other persons (including consultants and advisors) who are not executive officers, by the President or Chief Executive Officer. The Board or, in the case of an employee that is not an executive officer, the President, the Chief Executive Officer or Board of Directors may waive or modify the provisions of this Section with respect to any individual Participant, with regard to the facts and circumstances of any particular situation involving a determination under this Section.

(b) Other Termination. Notwithstanding anything to the contrary herein, upon the termination of employment or engagement of a Participant, for any reason whatsoever, any Options granted to such Participant which are not vested at such time shall immediately expire and terminate, become null and void, and shall not entitle the Participant to any right in or to the Company or any Affiliate in connection with the same, and all interests and rights of the Participant, in and to the same, shall expire. Notwithstanding anything to the contrary herein, upon the Termination of a Participant’s employment or engagement for Cause, all of such Participant’s Options or Awards which have already vested shall also immediately expire and terminate, become null and void, and shall not entitle the Participant to any right in or to the Company or any Affiliate in connection with the same, and all interests and rights of the Participant, in and to the same, shall expire.

Notwithstanding anything to the contrary herein, following termination of a Participant’s employment or engagement not for Cause, the Participant may exercise Options which are vested at such time of Termination, as follows: if prior to the date of such termination, the Board shall authorize an extension of the terms of all or part of the Options which have already vested at such time, beyond the date of such termination for a period not to exceed the Option Term, such Options may be exercised within such extended period. If an Incentive Stock Option is exercised more than ninety (90) days after the date on which the Participant ceased to be an employee (other than by reason of death or disability), such Option will be treated as a Non-Qualified Stock Option and not as an Incentive Stock Option, and in such event a Participant whose period of exercise has been so extended should consult with its own tax advisor regarding the tax effects of such extension; and if such termination is the result of death or disability of the Participant, the Options which have already vested may be exercised within a period of twelve

(12) months from the date of such termination.

11.	Miscellaneous

a. Definitions.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(ii) “Company,” for purposes of eligibility under the Plan, shall include the Company and any present or future subsidiary corporations of the Company, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of the Company, as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(iii) “Employee,” for purposes of eligibility under the Plan, shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status.

(iv) “Fair Market Value” of the Company’s Common Stock on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length, revenues and operating earnings of the Company for the most recent twelve-month period, projected revenues and operating earnings of the Company for the next twelve-month period, discounted positive cash flow of the Company, the nature and timing of any product releases and product shipments, generation of significant orders, cash flow from operations, consummation of relationships with strategic partners, the book value of the Company’s assets as recorded on the most recently prepared balance sheet of the Company, the price/earnings multiples of comparable publicly traded companies (and adjusted for any illiquidity associated with the Company’s Common Stock), and appropriate consideration of the senior rights, preferences and privileges of classes of preferred stock outstanding, and other pertinent factors determined by the Board. The Board’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan (except as otherwise set forth in any Award or other agreement with the Participant).

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time subject, in the case of amendments, to any applicable statutory or regulatory requirements to obtain stockholder approval when and if so required.

f. Arbitration. Any dispute, controversy, or claim arising out of, in connection with this Plan or any agreement applicable to an Award or Option granted under this Plan, or relating to the performance of any such agreement, shall be settled by arbitration in the Commonwealth of Massachusetts. Any controversy, claim or breach of an agreement or covenant shall be referred to JAMS/EndDispute. Such arbitration shall be held in Boston, Massachusetts, and the judgment upon the award rendered shall be entered by consent in any court having jurisdiction. The prevailing party shall be entitled to recover all costs and expenses associated with any arbitration (including attorneys’ fees); and if no party completely prevails, each party shall be responsible for its own expenses. In the event of any conflict between the arbitration rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall be controlling. The arbitrator shall be required to (i) follow the substantive rules of applicable law, (ii)   require all testimony to be transcribed, and (iii) accompany the award with findings of fact and a statement of reasons for the decision. The arbitrator shall have the authority to permit discovery for no more than thirty (30) days, to the extent deemed appropriate by the arbitrator, upon reasonable request of a party. The arbitrator shall have no power or authority to (i) add to or detract from the written agreement of the parties set forth herein, (ii) modify or disregard any provision of this Agreement or any of the other related documents, or (iii) address or resolve any issue not submitted by the parties The arbitrator shall hold proceedings during a period of not longer than thirty (30) days promptly following conclusion of discovery, and the arbitrator shall render a final decision within ten (10) days following conclusion of the hearings. The arbitrator shall have the power to grant injunctive relief (without the necessity of a party posting a bond) in the event a party has violated the terms of this Agreement. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

g. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the General Corporation Law of Delaware as to matters within the scope thereof (that is, matters pertaining to the rights of the holders of Common Stock issued under the Plan), without regard to any applicable conflicts of law. As to matters of contract law, including the interpretation of any Option Agreement or Restricted Stock Agreement, the contract laws of the Commonwealth of Massachusetts shall apply.

h. Lock-up for Public Offerings. The Participant and each permitted transferee agrees that if the Company proposes to offer for sale to the public any shares of Common Stock pursuant to a public offering and if requested by the Company and any underwriter engaged by the Company, not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by him, her or them (except for any securities sold pursuant to such registration statement) or enter into any “Hedging Transaction” (as defined below) relating to any securities of the Company (including, without limitation, pursuant to Rule 144 under the Securities Act of 1933, as amended, or any successor similar exemptive rule hereinafter in effect) held by him, her or them for such period following the effective date of the registration statement of the Company filed under the Act with respect to such offering, as the Company or such underwriter shall specify reasonably and in good faith, not to exceed one hundred eighty (180) days in the case of the Company’s initial public offering or ninety (90) days in the case of any other follow-on offering. For purposes of this Section, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Adopted by the Board of Directors on:	March 13, 2012
Amended by the Board of Directors:	July 12, 2012
Approved by the Stockholders on:	July 12, 2012
Amended by the Board of Directors:	August 21, 2012
Approved by the Stockholders on:	August 21, 2012
Amended by the Board of Directors:	December 20, 2012
Amended by the Board of Directors:	April 19, 2013
Approved by the Stockholders on:	April 19, 2013
Amended by the Board of Directors:	November 14, 2013
Approved by the Stockholders on:	November 14, 2013
Amended by the Board of Directors:	August 11, 2014
Approved by the Stockholders on:	August 11, 2014

AMENDMENT TO THE

DRAFTKINGS INC.

2012 STOCK OPTION & RESTRICTED STOCK INCENTIVE PLAN

EFFECTIVE AS OF APRIL 24, 2013

DATE APPROVED BY THE BOARD OF DIRECTORS: AUGUST 9, 2014

DATE APPROVED BY THE STOCKHOLDERS: AUGUST 11, 2014

1.                   Section 3(a) of the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan, as amended (the “Plan”), is hereby amended by replacing such section in its entirety with the following:

“a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 19,221,161 shares of Common Stock. If any Award expires or lapses, or is terminated, repurchased, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject to the limitations set forth herein. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company (including a surrender or forfeiture of shares to satisfy any applicable tax withholding obligation), such shares of Common Stock shall again be available for the grant of Awards under the Plan, provided, however, that notwithstanding the above, any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to adjustment under Section 3(b), no Participant may be granted Awards to purchase, over the ten-year term of this Plan, more than an aggregate of 50% of the shares of Common Stock available under this Plan.”

2.                   Section 3 of the Plan is hereby amended by adding the following subsection:

“c. Incentive Stock Option Limit. Subject to adjustment under Section 3(b) and the shares limits established in Section 3(a), the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options (as defined below) is 19,221,161 shares of Common Stock.

AMENDMENT TO THE

DRAFTKINGS INC.

2012 STOCK OPTION & RESTRICTED STOCK INCENTIVE PLAN

DATE APPROVED BY THE BOARD OF DIRECTORS: DECEMBER 1, 2014

DATE APPROVED BY THE STOCKHOLDERS: DECEMBER 3, 2014

1.                   Section 3(a) of the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan, as amended (the “Plan”), is hereby amended by replacing such section in its entirety with the following:

“a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 25,980,182 shares of Common Stock. If any Award expires or lapses, or is terminated, repurchased, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject to the limitations set forth herein. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company (including a surrender or forfeiture of shares to satisfy any applicable tax withholding obligation), such shares of Common Stock shall again be available for the grant of Awards under the Plan, provided, however, that notwithstanding the above, any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to adjustment under Section 3(b), no Participant may be granted Awards to purchase, over the ten-year term of this Plan, more than an aggregate of 50% of the shares of Common Stock available under this Plan.”

2.                   Section 3 of the Plan is hereby amended by adding the following subsection:

“c. Incentive Stock Option Limit. Subject to adjustment under Section 3(b) and the shares limits established in Section 3(a), the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options (as defined below) is 25,980,182 shares of Common Stock.

AMENDMENT TO THE

DRAFTKINGS INC.

2012 STOCK OPTION & RESTRICTED STOCK INCENTIVE PLAN

DATE APPROVED BY THE BOARD OF DIRECTORS: AUGUST 7, 2015

DATE APPROVED BY THE STOCKHOLDERS: AUGUST 7, 2015

1.                   Section 3(a) of the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan, as amended (the “Plan”), is hereby amended by replacing such section in its entirety with the following:

“a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 37,997,035 shares of Common Stock. If any Award expires or lapses, or is terminated, repurchased, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject to the limitations set forth herein. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company (including a surrender or forfeiture of shares to satisfy any applicable tax withholding obligation), such shares of Common Stock shall again be available for the grant of Awards under the Plan, provided, however, that notwithstanding the above, any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to adjustment under Section 3(b), no Participant may be granted Awards to purchase, over the ten-year term of this Plan, more than an aggregate of 50% of the shares of Common Stock available under this Plan.”

2.                   Section 3 of the Plan is hereby amended by adding the following subsection:

“c. Incentive Stock Option Limit. Subject to adjustment under Section 3(b) and the shares limits established in Section 3(a), the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options (as defined below) is 37,997,035 shares of Common Stock.”

AMENDMENT TO THE

DRAFTKINGS INC.

2012 STOCK OPTION & RESTRICTED STOCK INCENTIVE PLAN

DATE APPROVED BY THE BOARD OF DIRECTORS: FEBRUARY 10, 2016

DATE APPROVED BY THE STOCKHOLDERS: MAY 3, 2016

1.                   Section 3(a) of the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan, as amended (the “Plan”), is hereby amended by replacing such section in its entirety with the following:

“a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 55,154,858 shares of Common Stock. If any Award expires or lapses, or is terminated, repurchased, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject to the limitations set forth herein. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company (including a surrender or forfeiture of shares to satisfy any applicable tax withholding obligation), such shares of Common Stock shall again be available for the grant of Awards under the Plan, provided, however, that notwithstanding the above, any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to adjustment under Section 3(b), no Participant may be granted Awards to purchase, over the ten-year term of this Plan, more than an aggregate of 50% of the shares of Common Stock available under this Plan.”

2.                   Section 3(c) of the Plan is hereby amended by replacing such section in its entirety with the following:

“c. Incentive Stock Option Limit. Subject to adjustment under Section 3(b) and the shares limits established in Section 3(a), the aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options (as defined below) is 55,154,858 shares of Common Stock.”

DRAFTKINGS INC.

AMENDMENT TO

2012 EQUITY INCENTIVE PLAN

DATE APPROVED BY THE BOARD OF DIRECTORS: APRIL 22, 2020

DATE APPROVED BY THE STOCKHOLDERS: APRIL 22, 2020

1.                   Defined Terms. Effective as of the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (“Business Combination Agreement”) by and among the Company, SBTech (Global) Limited, various sellers (“SBT Sellers”), Shalom Meckenzie, in his capacity as the SBT Sellers’ Representative, Diamond Eagle Acquisition Corp., DEAC NV Merger Corp. and DEAC Merger Sub Inc., dated as of December 22, 2019, as amended, the first sentence of Section 1 shall be amended and restated as follows:

The purpose of this 2012 Stock Option & Restricted Stock Incentive Plan (the “Plan”) of DraftKings Inc., a Nevada corporation (the “Company”), is to provide incentive and nonqualified stock options, shares of restricted stock, stock issuances and other equity interests of awards in the Company, for shares of Class A Common Stock (the “Common Stock”) of the Company (each, an “Award”) to employees, officers, directors (including directors who are not an employee or officer of the Company, “Non-Employee Directors”), consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan.

2.                   Stock Available for Awards. Effective as of the Closing, the first sentence of Section 3(a) shall be amended and restated as follows:

Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company that may be issued pursuant to the Plan is 19,504,302 shares of Common Stock.

3.                   Other Changes. Effective as of the Closing, the following subsections of Section 2 shall be amended and restated as follows:

a.	Section 2(e) shall be amended and restated as follows:

“If the Company is a reporting company under the Exchange Act, the selection of a director or an officer (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a Participant, the timing of the grant of the Award, the exercise price or sale price of the Award and the number of shares for which an Award may be granted to such director or officer shall be determined either (i) by the Board, or (ii) by a committee comprised solely of two or more Non- Employee Directors within the meaning of Rule 16b-3 of the Exchange Act, as such terms are interpreted from time to time.”

b.	Each reference to “the Certificate of Incorporation” in Section 2(f) shall be replaced with a reference to “the Articles of Incorporation”.

c.	Section 7(a)(iv) shall be amended and restated as follows:

Expiration of Company’s Right of First Refusal. The first refusal rights of the Company set forth in this Section shall expire as to Offered Shares on the earliest to occur of (i) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, which shall include, for the avoidance of doubt, the Closing of the transactions contemplated by the Business Combination Agreement or (ii) the consummation of an Acquisition.

d.	Section 7(f) shall be amended and restated to remove the last sentence of Section 7(f) as follows: Parachute Payments and Parachute Awards. The Company may take reasonable and appropriate actions in its sole discretion to minimize (or eliminate to the extent possible) the impact of any potential excise taxes under Section 4999 of the Code or any similar provision.

4.                   Except as specifically provided herein, the 2012 Plan shall remain in full force and effect in accordance with its terms. In the event that the Business Combination Agreement terminates prior to the Closing for any reason, this Plan Amendment shall automatically be null and void and have no further force or effect.